Exhibit 10.4
This Electronotes® Selling Agent Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Electronotes® Selling Agent Agreement were made to, and solely for the benefit of, the other parties to this Electronotes® Selling Agent Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

$3,000,000,000
MAXIMUM AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
electronotes®
TENNESSEE VALLEY AUTHORITY POWER BONDS WITH MATURITIES OF ONE
YEAR TO THIRTY YEARS FROM DATE OF ISSUE
SELLING AGENT AGREEMENT
As of June 1, 2006
LaSalle Financial Services, Inc.
327 Plaza Real, Suite 225
Boca Raton, Florida 33432
A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, Missouri 63131
First Tennessee Bank National Association
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117
J.J.B. Hilliard, W.L. Lyons, Inc.
Hilliard Lyons Center, 5th Floor
P.O. Box 32760
Louisville, Kentucky 40232
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, Floor 15
New York, New York 10080

Morgan Stanley & Co. Incorporated
Second Floor
1585 Broadway
New York, New York 10036
Wachovia Securities, LLC
301 South College Street
One Wachovia Center
Charlotte, North Carolina 28288
Dear Sirs:
     Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States of America (“TVA” or the “Company”), has established a program to issue and sell its Tennessee Valley Authority Power Bonds with Maturities of One Year to Thirty Years from Date of Issue (the “electronotes®”) in an aggregate principal amount of up to $3,000,000,000 outstanding at any one time pursuant to the Tennessee Valley Authority Act of 1933, as amended (the “TVA Act”), and under the Basic Tennessee Valley Authority Power Bond Resolution adopted by the Board of Directors of TVA (the “Board”) on October 6, 1960, and amended on September 28, 1976, October 17, 1989, and March 25, 1992 (as so amended, the “Basic Resolution”), and a Supplemental Resolution adopted by the Board as of February 23, 2001, as amended on July 23, 2002, and on March 14, 2006, authorizing the issuance and sale of the electronotes® and designating and delegating authority to certain officers to specify and determine the terms and conditions of the electronotes® (the “Supplemental Resolution” and together with the Basic Resolution, the “Resolutions”).
     As of June 1, 2006, there are $1,058,053,000 of electronotes® outstanding. The electronotes® hereinafter issued (herein referred to as the “Bonds”) may be issued from time to time in one or more installments. The terms and conditions of each installment of Bonds shall be established in accordance with Section 2.2 of the Supplemental Resolution by the Company’s Chief Financial Officer or Vice President and Treasurer (the “Designated Officers”) or the duly authorized representative of either such officer in an Officer’s Certificate executed prior to the issuance of each installment of Bonds (a “Designated Officer’s Certificate”). If the Bonds are to be issued in multiple installments, the title of the Bonds and the general terms thereof shall be set forth in the initial Designated Officer’s Certificate. Prior to the issuance of any installment of Bonds, the specific terms of said installment of Bonds shall be set forth in a subsequent Designated Officer’s Certificate or a supplement to the initial Designated Officer’s Certificate. The Bonds shall have the maturity ranges, interest rates, and other terms set forth in the Offering Circular referred to below as it may be amended or supplemented from time to time. The Bonds will be issued, and the terms thereof established, from time to time by the Company in accordance with the Resolutions.
     The Company has prepared an Information Statement dated November 18, 2005 (the “Information Statement”), and the Power Bonds Offering Circular dated June 1, 2006, relating to the Bonds (the “Power Bonds Offering Circular”) for the purpose of supplying information in

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respect of the offering of the Bonds. The Power Bonds Offering Circular, as most recently amended, supplemented, or revised, together with the Information Statement which is attached thereto and made a part thereof, as most recently amended, supplemented, or revised, and together with the applicable Pricing Supplement or Permitted Free Writing, in either case, as most recently amended, supplemented, or revised, is referred to herein as the “Offering Circular.” The term “Permitted Free Writing” as used herein means the documents, if any, prepared by the Company that (i) contain the final terms of the offering and (ii) are attached to the applicable Terms Agreement for a tranche of Bonds. The term “Pricing Supplement” refers to the applicable supplement to the Offering Circular that (i) sets forth only the terms of a particular installment of Bonds and (ii) is prepared or approved by the Company.
     The “Pricing Disclosure Material” as used herein shall mean either (i) a Permitted Free Writing with the final terms of the offering and the Offering Circular or (ii) the Pricing Supplement prepared or approved by the Company and the Offering Circular, in either case, in the last form conveyed to a purchaser prior to or simultaneously with the confirmation of sale.
     This Selling Agent Agreement amends and restates in its entirety (i) the Selling Agent Agreement dated as of February 13, 2004, between TVA and the agents referred to therein and (ii) the letter agreement between TVA and A.G. Edwards & Sons, Inc. dated as of January 5, 2005, under which TVA appointed A.G. Edwards & Sons, Inc. as an agent under the Selling Agent Agreement referred to in clause (i) of this paragraph.
I. Appointment of Agents
     Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”), the Company hereby appoints or confirms the appointment, as the case may be, of each of you as an agent of the Company (individually, an “Agent” and collectively, the “Agents”) for the purpose of soliciting and receiving offers to purchase Bonds from the Company; and you hereby agree to use your reasonable best efforts to solicit and receive offers to purchase Bonds upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof. The Company reserves the right, after consultation with LaSalle Financial Services, Inc. (the “Purchasing Agent”), to enter into agreements substantially identical hereto with other agents.
     Whenever the Company determines to sell Bonds pursuant to this Agreement, such Bonds shall be sold pursuant to a Terms Agreement (as defined in Section IV(b) below) relating to such sale in accordance with the provisions of Section IV(b) hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Bonds as principal for resale to others.
     This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Bonds or an obligation of any of the Agents to purchase Bonds. Each Terms Agreement shall create an obligation on the part of the Company to sell, and an obligation on the part of the Purchasing Agent to purchase, the Bonds identified in such Terms Agreement.

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II. Conditions of the Obligations of the Agents
     Your obligations hereunder are subject at all times to the accuracy of the representations and warranties of the Company herein and the performance and observance by the Company of all covenants and agreements herein contained to be performed and observed by the Company and to the additional conditions set forth in this Section II, which additional conditions shall be satisfied prior to June 15, 2006 or such later date agreed to by the Company and the Purchasing Agent (the date the last of such conditions are satisfied is hereinafter referred to as the “Commencement Date”).
     (a) (i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Bonds, or which in any way questions or affects the validity of the Bonds, and (ii) there shall have been no material adverse change in the financial condition or the results of operations of the Company or in its business prospects from that set forth in the Offering Circular; and you shall have received a certificate of the Company dated as of or prior to the Commencement Date and signed by a Designated Officer of the Company or a duly authorized representative of a Designated Officer to the foregoing effect. The Designated Officer or the representative of such Designated Officer making such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (b) You shall have received a favorable opinion of Maureen H. Dunn, Esq., Executive Vice President and General Counsel for the Company, or Michael L. Wills, Assistant General Counsel, Finance, for the Company, dated as of or prior to the Commencement Date, to the effect that:
     (i) The Company is an instrumentality and agency of the United States of America duly created and validly existing under the provisions of the TVA Act and under the Constitution of the United States, with full power and authority to hold properties and conduct its business as described in the Offering Circular.
     (ii) The Company has the right and power under the TVA Act and under the Constitution of the United States to issue the Bonds and to adopt the Resolutions, the Resolutions have been duly and lawfully adopted by the Company in accordance with the provisions of the TVA Act and are, except as provided in the last paragraph of this Section II(b), in full force and effect, and no other authorization for the adoption of the Resolutions is required.
     (iii) The Secretary of the Treasury has approved the time of issuance and maximum rate of interest of the Bonds in compliance with Section 15d of the TVA Act, and such approval remains in full force and effect; the Bonds have been duly authorized and executed, and when the terms of a particular Bond and of the issuance and sale thereof have been established in accordance with the Resolutions and delivered against payment as contemplated by this Agreement, such Bond will have been duly issued and delivered, in each case, in accordance with the provisions of the TVA Act and the Resolutions, and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to fraudulent transfer, moratorium, and other laws of general applicability relating to or affecting creditors’

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rights and to general equity principles, payable, however, solely from the Net Power Proceeds of the Company, as defined and set forth in the Basic Resolution; and when so issued, such Bond will, except as provided in the last paragraph of this Section II(b), be entitled to the benefits provided by the Resolutions.
     (iv) When issued, the Bonds will be subject to Federal income taxation, but under the TVA Act the Bonds will be exempt as to principal and interest from all taxation now or hereafter imposed by any state of the United States or local taxing authority of any such state, except estate, inheritance, and gift taxes. The exemption from state and local taxation may not apply to franchise or other nonproperty taxes in lieu thereof imposed on corporations or to gain or loss on the sale or exchange of a Bond.
     (v) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required (except any that may be required to be obtained by any Agent or any purchaser of the Bonds) for the consummation of this Agreement or the transactions contemplated by this Agreement in connection with the issuance or sale of the Bonds by the Company, except such as have been obtained and made under the TVA Act and such as may be required under state securities laws in connection with qualification of the Bonds pursuant to Section III (d) of this Agreement.
     (vi) This Agreement has been duly authorized, executed, and delivered by the Company and is enforceable, subject, as to enforcement, (1) to fraudulent transfer, moratorium, and other laws of general applicability relating to or affecting creditors’ rights, (2) to general equity principles, and (3) to rights to indemnification and contributions which may be limited by applicable law or equitable principles.
     (vii) The execution, delivery, and performance of this Agreement and the issuance and sale of the Bonds and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the TVA Act, any statute, any rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Company or any properties held by the Company, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties held by the Company is subject, or the regulations of the Company, and the Company has full power and authority to authorize, issue, and sell the Bonds as contemplated by this Agreement.
     (viii) When issued, the Bonds will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be exempted securities within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than for the purposes of Section 17A thereof).
     (ix) The priority granted to the United States by 31 U.S.C. § 3713 in the case of the insolvency of certain persons indebted to the United States does not establish a priority in favor of the United States with respect to Evidences of Indebtedness (as defined in the Offering Circular) to the United States over other Evidences of Indebtedness of the Company, including the Bonds.

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     (x) Such counsel has no reason to believe that the Offering Circular, as of its date and the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Offering Circular of the Bonds, the TVA Act, the Resolutions, statutes, legal and governmental proceedings, and contracts and other documents are accurate and fairly present the information set forth therein, it being understood that such counsel need express no opinion as to (a) the financial statements, schedules, or other financial or statistical data contained in the Offering Circular and (b) the information set forth in the Offering Circular under the heading “Tax Matters.”
     (xi) In addition, such counsel may also state in such opinion that its opinions in paragraphs (ii) and (iii) regarding the force and effect of the Resolutions and the Bonds’ entitlement to the benefits thereof, respectively, are qualified to the extent that the Resolutions may be affected by the paragraph captioned “TENNESSEE VALLEY AUTHORITY” in Title IV of the Energy and Water Development Appropriations Act, 1998, Pub. L. No. 105-62, 111 Stat. 1320, 1338 (1997) (such paragraph being hereinafter referred to as the “Appropriations Act paragraph”) and TVA’s actions taken pursuant thereto, relating to, among other things, the use of revenues from TVA’s Power Program, as defined in the Basic Resolution, for “essential stewardship activities,” as such term is used in the Appropriations Act paragraph. Furthermore, such counsel may state in such opinion that its opinions are based on facts and laws in existence on the date of such opinion.
     (c) You shall have received a letter dated as of or prior to the Commencement Date from PricewaterhouseCoopers LLP, independent auditors, or another independent auditor reasonably satisfactory to the Purchasing Agent, to the effect that:
     (i) they have inquired of Company officials who have responsibility for financial and accounting matters regarding whether:
     (A) at the date of the latest available balance sheet, there was any decrease in the total proprietary capital in excess of $100,000,000 or any increase in short-term indebtedness (excluding issuances of Discount Notes (as defined in the Offering Circular)) in excess of $100,000,000 or any increase in the principal amount of long-term debt of (excluding issuances of electronotes® and adjustments to the principal of inflation-indexed bonds) or any increase (not including any increase resulting from the issuance of Discount Notes (as defined in the Offering Circular) or adjustments to the principal of inflation-indexed bonds) in net current liabilities (current liabilities less current assets) in excess of $150,000,000 or any decrease in net assets in excess of $100,000,000, as compared with amounts shown on the balance sheet included in the Offering Circular; or
     (B) at a subsequent specified date not more than five business days prior to the date of such letter, there was any decrease in the total proprietary capital in excess of $200,000,000 or any increase in short-term indebtedness

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(excluding issuances of Discount Notes (as defined in the Offering Circular)) in excess of $100,000,000 or any increase in the principal amount of long-term debt of the Company (excluding issuances of electronotes® and adjustments to the principal of inflation indexed bonds), as compared with amounts shown on the balance sheet included in the Offering Circular; or
(C) for the period from the closing date of the income statement included in the Offering Circular to the closing date of the latest available income statement there were any decreases, as compared with the corresponding period of the previous year, in (1) operating revenues in an amount greater than $75 million, or (2) operating income in an amount greater than $75 million, or (3) net income in an amount greater than $75 million;
and those Company officials have advised them that there were no such decreases or increases (to the extent quantifiable), except, in all cases set forth in clauses (A), (B) and (C) above, for changes, increases, or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and
     (ii) they have compared the dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Circular (in each case to the extent that such dollar amounts, percentages, and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, and other financial information to be in agreement in all material aspects with such results, except for material items as otherwise specified in such letter. For purposes of this provision, no item will be deemed material unless it exceeds 3 percent of the financial statement classification.
     (d) You shall have received a favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Agents, dated as of or prior to the Commencement Date, to the effect that:
     (i) The Company is an instrumentality and agency of the United States of America duly created and validly existing under the provisions of the TVA Act and under the Constitution of the United States.
     (ii) The Company has the right and power under the TVA Act and under the Constitution of the United States to issue the Bonds and to adopt the Resolutions, the Resolutions have been duly and lawfully adopted by the Company in accordance with the provisions of the TVA Act and are, except as provided in the second to last paragraph of this Section II(d), in full force and effect and no other authorization for the adoption of the Resolutions is required.
     (iii) The Secretary of the Treasury has approved the time of issuance and maximum rate of interest of the Bonds in compliance with Section 15d of the TVA

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Act; the Bonds have been duly authorized and executed and when the terms of a particular Bond and of the issuance and sale thereof have been established in accordance with the Resolutions and delivered against payment as contemplated by this Agreement, such Bond will have been duly issued and delivered, in each case, in accordance with the provisions of the TVA Act and the Resolutions, and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to fraudulent transfer, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, payable, however, solely from the Net Power Proceeds of the Company, as defined and set forth in the Basic Resolution; and, except as provided in the second to last paragraph of this Section II(d), such Bond will, when issued, be entitled to the benefits provided by the Resolutions.
     (iv) When issued, the Bonds will be subject to Federal income taxation, but under the TVA Act the Bonds will be exempt both as to principal and interest from all taxation now or hereafter imposed by any state of the United States or local taxing authority of any such state, except estate, inheritance, and gift taxes. The exemption from state and local taxation may not apply to franchise or other nonproperty taxes in lieu thereof imposed on corporations or to gain or loss on the sale or exchange of a Bond.
     (v) This Agreement has been duly authorized, executed, and delivered by the Company.
     (vi) When issued, the Bonds will be exempt from the registration requirements of the Securities Act of 1933, as amended, and will be exempted securities within the meaning of the Securities Exchange Act of 1934, as amended, and no indenture need be qualified with respect to the Bonds under the Trust Indenture Act of 1939, as amended.
     (vii) Such counsel shall state that they have examined the statements with respect to the Bonds and the Resolutions contained in the Offering Circular and, in the opinion of such counsel, such statements, insofar as they relate to the provisions of statutes or documents therein described, are true and correct in all material respects.
     In addition, such counsel shall state in such opinion that during the course of the preparation of the Offering Circular, they reviewed the Offering Circular and participated in conferences with representatives of the Company and its counsel, at which the contents of the Offering Circular and related matters were discussed. Although such counsel may state that they are not passing upon or assuming any responsibility for the accuracy, completeness, or fairness of any of the statements made in the Offering Circular, on the basis of the information which they gained in the course of the services referred to above, nothing which has come to their attention in the course of such review has caused them to believe that the Offering Circular, as of its date and the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such counsel may state that they are not expressing any opinion or belief as to the financial statements, schedules, or other financial data contained in the Offering Circular.

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     In addition, such counsel may also state in such opinion that its opinions in paragraphs (ii) and (iii) regarding the force and the effect of the Resolutions and the Bonds’ entitlement to the benefits thereof, respectively, are qualified to the extent that the Resolutions may be affected by the Appropriations Act paragraph and the Company’s actions taken pursuant thereto, relating to, among other things, the use of revenues from the Company’s Power Program, as defined in the Basic Resolution, for “essential stewardship activities,” as such term is used in the Appropriations Act paragraph.
     Furthermore, such counsel may state in such opinion that its opinions are based on facts and laws in existence on the date of such opinion.
     (e) You shall have received a favorable opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel for the Company, dated as of or prior to the Commencement Date, confirming their tax opinion as described in the Offering Circular.
     (f) You shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated as of or prior to the Commencement Date, as to the Resolutions authorizing the issuance and sale of the Bonds and certain related matters.
     The obligation of the Purchasing Agent to purchase Bonds under any Terms Agreement is subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Bonds, or which in any way questions or affects the validity of the Bonds, and (ii) there shall have been no material adverse change in the financial condition or results from operations of the Company or in its business prospects from that set forth in the Offering Circular, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section IV(b) hereof). Further, if specifically called for by any Terms Agreement, the Purchasing Agent’s obligations with respect to such Bonds under such Terms Agreement shall be subject to the satisfaction on the corresponding Settlement Date of the conditions set forth above in clause (a) as it relates to the officer’s certificate of a Designated Officer or representative thereof, clause (b) as it relates to the opinion of the Executive Vice President and General Counsel to the Company or the Assistant General Counsel, Finance, for the Company, clause (c) as it relates to the letter of the independent auditor, clause (d) as it relates to the opinion of counsel to the Agents, clause (e) as it relates to the tax opinion of special counsel to the Company, and clause (f) as it relates to the certificate of the Secretary or an Assistant Secretary of the Company; provided, however, that each shall be dated as of the Settlement Date, and to the extent appropriate such opinions, letters, and certificates may reconfirm matters set forth in prior opinions, letters, and certificates, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, further, that to the extent opinions of counsel referred to in clauses (b) and (d) are required to be delivered, references in such clauses to the Offering Circular shall be deemed to refer to the Offering Circular and the Pricing Disclosure Material.

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III. Covenants of the Company
     In further consideration of your agreements herein contained, the Company covenants as follows:
     (a) To furnish to you, without charge, a copy of (i) the resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Bonds, certified by the Secretary or an Assistant Secretary of the Company as having been duly adopted and (ii) as many copies of the Offering Circular and the Pricing Disclosure Material as you may reasonably request.
     (b) Before amending or supplementing the Offering Circular (other than by means of a Pricing Supplement), to furnish you a copy of each such proposed amendment or supplement, and to afford you a reasonable opportunity to comment on any such proposed amendment or supplement.
     (c) To furnish you copies of each amendment to the Offering Circular and the Pricing Disclosure Material in such quantities as you may from time to time reasonably request; and if at any time when an Offering Circular or Pricing Disclosure Material is being used in connection with the initial offering of any of the Bonds, any event shall have occurred as a result of which the Offering Circular or the Pricing Disclosure Material would either include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will (A) notify you to suspend the solicitation of offers to purchase Bonds and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Offering Circular or the Pricing Disclosure Material, as applicable, as then amended or supplemented, and (B) if the Company notifies you that it would like you to resume the solicitation of offers to purchase, promptly prepare an amendment or supplement to the Offering Circular or the Pricing Disclosure Material which will correct such statement or omission, and furnish you copies of any such amendment or supplement in such quantities as you may reasonably request.
     (d) To furnish the necessary information, execute all proper applications and other requisite forms, and otherwise cooperate in qualifying the Bonds under the securities or Blue Sky laws of such states as may be designated by the Purchasing Agent and in determining their eligibility for investment; provided, however, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in connection with any such qualifications. The Company shall cooperate in continuing such qualifications in effect so long as required for the distribution of the Bonds.
     (e) Prior to the termination of this Agreement pursuant to Article VII hereof, to furnish to the Agents, as soon as practicable after the end of each fiscal year, a copy of its annual financial statements for such year, and to furnish to the Purchasing Agent, from time to time, such other information concerning the Company as the Purchasing Agent may reasonably request.
     (f) (i) If the Company and the Purchasing Agent agree to list Bonds on any stock exchange (a “Stock Exchange”), to use its reasonable efforts, in cooperation with the Purchasing

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Agent, to cause such Bonds to be accepted for listing on any such Stock Exchange, in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to list Bonds on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information, and undertakings that may be reasonably necessary or advisable in order to obtain and maintain the listing.
     (ii) So long as any Bond remains outstanding and listed on a Stock Exchange, if the Offering Circular or the Pricing Disclosure Material, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact relating to any matter described in the Offering Circular or the Pricing Disclosure Material the inclusion of which was required by the listing rules and regulations of such Stock Exchange on which any Bonds are listed (the “Listing Rules”) or by such Stock Exchange, to provide to the Purchasing Agent information about the change or matter and to amend or supplement the Offering Circular or the Pricing Disclosure Material in order to comply with the Listing Rules or as otherwise requested by the Stock Exchange.
     (iii) To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Bonds are listed.
     (g) To notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange.
     (h) To notify the Agents immediately, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to the program under which the Bonds are issued (the “Program”) or any debt securities (including the Bonds) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.
     (i) Semiannually as soon as practicable after March 31 and September 30 of each year that this Agreement remains in effect (each, a “Bring Down Date”), to deliver, or cause to be delivered, to each of the Agents (i) a certificate of the Company, dated as of the applicable Bring Down Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct, (ii) the opinion of the General Counsel or Assistant General Counsel, Finance, of the Company, dated as of the applicable Bring Down Date, to the effect set forth in Section II(b), and (iii) the letter of the independent accountant, dated as of the applicable Bring Down Date, to the effect set forth in Section II(c), provided, however, that (a) the obligation to deliver the letter of the independent accountant is contingent upon each Agent’s providing the Company with a representation letter that is satisfactory to the independent accountant and (b) to the extent appropriate, such opinion, letters, and certificates may reconfirm matters set forth in prior opinions, letters, and certificates, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

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IV. Offering by Agents
     (a) Solicitations as Agent. You hereby agree, as Agents hereunder, to use your reasonable best efforts to solicit and receive offers to purchase Bonds upon the terms and conditions set forth herein and in the Offering Circular and the Pricing Disclosure Material. For the purpose of such solicitation you will use the Offering Circular which has been most recently distributed to you by the Company or any entity acting on behalf of the Company and the Pricing Disclosure Material, and you will solicit offers to purchase only as permitted or contemplated thereby and herein and only as permitted by the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Bonds commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will as soon as practicable, but in any event no later than one business day after receipt of such instructions, suspend solicitation of offers to purchase until such time as the Company has advised you that such solicitation may be resumed.
     You are authorized to solicit orders for the Bonds only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Bonds without the consent of the Company; provided, however, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will, however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Bonds. The Company shall have the sole right to accept offers to purchase Bonds offered through the Purchasing Agent and may reject any proposed purchase of Bonds as a whole or in part. Moreover, the Company may not accept orders to purchase Bonds (or any payment for Bonds) which (i) bear interest at a rate above the maximum rate of interest approved by the Secretary of the Treasury or permitted in the applicable authorizing resolutions or (ii) exceed the principal amount of Bonds permitted to be issued during any period under the applicable authorizing resolutions. You shall have the right, in your discretion reasonably exercised, to reject any offer to purchase Bonds, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein.
     (b) Purchases as Principal. Each sale of Bonds to the Purchasing Agent as principal for resale to others shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto (or such other form as the Purchasing Agent and the Company shall agree to), which will provide for the sale of such Bonds to, and the purchase and reoffering thereof by, the Purchasing Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a “Terms Agreement.” A Terms Agreement may also specify certain provisions relating to the reoffering of such Bonds by the Purchasing Agent. The Terms Agreement shall not be effective, and the Agents agree that no confirmation of a sale of Bonds shall be delivered to a prospective purchaser, until the Company has made the Pricing Disclosure Material available to the Agents. The Purchasing Agent’s agreement to purchase Bonds pursuant to any Terms Agreement shall be deemed to have been made on the

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basis of the representations, warranties, and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall the Purchasing Agent be obligated to purchase any Bonds for its own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Bonds to be purchased pursuant thereto by the Purchasing Agent, and may specify, among other things, the principal amount of Bonds to be purchased, the interest rate or formula and maturity date or dates of such Bonds, the interest payment dates, if any, the price to be paid to the Company for such Bonds, the initial public offering price at which the Bonds are proposed to be reoffered, and the time and place of delivery of and payment for such Bonds (the “Settlement Date”), whether the Bonds provide for a survivor’s option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms.
     In connection with the resale of the Bonds purchased by the Purchasing Agent on behalf of the Agents, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer; provided, however, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will, however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Bonds during the initial public offering for which an order from a client has not been received.
     The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Bonds, a concession in the form of a discount equal to the percentages of initial offering price of each Bond sold as set forth in Exhibit A hereto or such other discount agreed to by the Company and the Purchasing Agent (the “Concession”). The Purchasing Agent and the other Agents will share the Concession in such proportions as they may agree.
     (c) Public Offering Price. Unless otherwise authorized by the Company, all Bonds shall be sold to the public at a purchase price not to exceed 100 percent of the principal amount thereof, plus accrued interest, if any, with the exception of Bonds that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Bond”). Zero-Coupon Bonds shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Bonds, equal to (i) the net proceeds to the Company on the sale of such Bonds, plus (ii) the Concession, plus (iii) accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group (as defined in Exhibit B) member responsible for such sale, and delivered to the purchaser along with a copy of the Offering Circular (if not previously delivered).
     (d) Procedures. Procedural details relating to the issue and delivery of, and the solicitation of offers to purchase and purchase of and payment for, the Bonds, pursuant to Section IV(a) and IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit B, as amended from time to time (the “Procedures”). The provisions of the Procedures shall apply to all transactions contemplated hereunder. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed

13

in the Procedures. The Procedures may only be amended by written agreement of the Company and the Purchasing Agent, and a copy of any such amendment shall be provided promptly to JPMorgan Chase Bank, N.A., or any successor paying agent.
     (e) Offering Circular Delivery. You shall furnish to each person to whom you sell or deliver Bonds a copy of the Offering Circular and the Pricing Disclosure Material. You are not authorized to give any information or to make any representation not contained in the Offering Circular, the Pricing Disclosure Material, or the documents incorporated by reference or specifically referred to in either thereof in connection with the offer and sale of the Bonds. You will not use any additional marketing materials in connection with any offer or sale of the Bonds other than the brochure prepared by the Company and previously furnished to the Purchasing Agent.
     (f) Compliance With Laws. The Agents are aware that no action has been or will be taken by the Company that would permit a public offering of the Bonds or possession or distribution of the Offering Circular, the Pricing Disclosure Material or any other material relating to the Bonds in any country or jurisdiction where action for that purpose is required (other than states of the United States in connection with securities or Blue Sky laws of such states). Accordingly, the Agents agree that they will observe all applicable laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell, or deliver Bonds or have in their possession or distribute the Offering Circular, the Pricing Disclosure Material or any other offering material relating to the Bonds, and the Agents will obtain any consent, approval or permission required for the purchase, offer, or sale by them of Bonds under the laws and regulations in force in any such jurisdiction to which they are subject or in which they make such purchase, offer, or sale; provided, however, that the obligations of the Agents pursuant to this Section IV(f) does not apply to any website of the Company with respect to the Bonds.
V. Representations and Warranties of the Company
     The Company represents and warrants to and agrees with the Agents that as of the date hereof, as of each date on which the Company accepts an offer to purchase Bonds pursuant to a Terms Agreement, as of each Settlement Date, and as of each date the Offering Circular is amended or supplemented:
     (a) The Offering Circular does not and the Pricing Disclosure Material will not include any untrue statement of a material fact, and the Offering Circular does not and the Pricing Disclosure Material will not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in the Offering Circular or the Pricing Disclosure Material based upon written information furnished to the Company by the Purchasing Agent or by any Agent through the Purchasing Agent specifically for use therein.
     (b) The Board has duly adopted the Resolutions, copies of which have been or will be provided to the Agents, providing for the issuance and sale of the Bonds thereunder.

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     (c) The Secretary of the Treasury has approved the time of issuance of and the maximum rate of interest to be borne by the Bonds, in compliance with Section 15d of the TVA Act, the rate of interest on the Bonds will not exceed the maximum rate of interest approved by the Secretary of the Treasury, and no other approval, authorization, consent, or order of or filing with any public board or body (other than in connection with qualifying the Bonds for offering and sale under the securities or Blue Sky laws of any jurisdiction) is required for or in connection with the issuance and sale of the Bonds as contemplated hereby.
     (d) The Bonds have been duly authorized and, when issued and delivered pursuant to the Resolutions and this Agreement, will be duly issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to fraudulent transfer, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, payable, however, solely from the Net Power Proceeds of the Company, as defined and set forth in the Basic Resolution.
     (e) When issued and delivered pursuant to the Resolutions and this Agreement, the Bonds will conform, in all material respects, to the descriptions thereof contained in the Offering Circular and the Pricing Disclosure Material.
     (f) The Company is not, in any material respect, in violation of the TVA Act or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract or lease to which the Company is a party or by which it is bound, and the execution and delivery of this Agreement and the issuance and delivery of the Bonds, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with, or constitute a breach of or default under, the TVA Act and the regulations of the Company thereunder, any material contract or lease to which the Company is a party or by which it is bound, or any law, administrative regulation, or court decree to which it is subject.
     (g) Except as may be described in the Offering Circular or the Pricing Disclosure Material, since November 18, 2005, there has not been any material adverse change in the financial condition or the results of operations of the Company or in its business prospects.
     (h) Except as disclosed in the Offering Circular or the Pricing Disclosure Material, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its property, at law or in equity or before or by any Federal or state commission, regulatory body, or administrative agency or other governmental body, in which a decision might have a material adverse effect on the business or property of the Company or which would in any way interfere with the issuance and delivery of the Bonds or the performance by the Company of its obligations thereunder or under the Resolutions.
     (i) This Agreement has been duly authorized, executed, and delivered by the Company.
     (j) The program under which the electronotes® are issued as well as the Bonds are rated “Aaa” by Moody’s Investor Services, Inc. and “AAA” by Standard & Poor’s Rating Services or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(h) hereof.

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     (k) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Bonds other than the Offering Circular, the Pricing Disclosure Material, if any, the Pricing Supplement, if any, the Permitted Free Writing, if any, and any amendment or supplement to any thereof.
VI. Indemnification and Contribution
     (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages, or liabilities, joint or several, to which the Agent may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, the Permitted Free Writing or any amendment or supplement to any thereof or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the foregoing indemnity agreement with respect to the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, the Permitted Free Writing and any amendment or supplement to any thereof shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages, or liabilities purchased Bonds, or any person controlling such Agent, if (i) TVA or another entity acting on TVA’s behalf furnished a copy of the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, or the Permitted Free Writing (each as then amended and supplemented) to such Agent prior to the mailing or delivery by such Agent of written confirmation of the sale of the Bonds, (ii) a copy of such Offering Circular, Pricing Disclosure Material, Pricing Supplement, or Permitted Free Writing was not sent or given by or on behalf of such Agent to such person at or prior to delivery of the written confirmation of the sale of the Bonds to such person, and (iii) the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, or the Permitted Free Writing would have cured the defect giving rise to such losses, claims, damages, or liabilities; and provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, or the Permitted Free Writing (or any amendment or supplements to any thereof) included or omitted in reliance upon and in conformity with written information furnished to the Company by any Agent relating to such Agent specifically for use therein and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred.
     (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement or the Permitted Free Writing or any amendment or supplement to any thereof or the omission or the alleged omission to state

16

therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent relating to such Agent specifically for use therein.
     (c) Promptly after receipt by an indemnified party under this Section VI of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section VI(a) or Section VI(b) above, notify the indemnifying party of the commencement thereof. Failure of an indemnified party to provide such notice within a reasonable time shall not relieve the indemnifying party from any liability under Section VI(a) or Section VI(b) above to the extent it is not materially prejudiced as a result thereof, and in any event, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section VI(a) or Section VI(b) above. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section VI(a) or Section VI(b) above and such person timely notifies the indemnifying party of the institution thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain or provide its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, including all indemnified Agents, and that all such fees and expenses shall be reimbursed as they are incurred.
     (d) If the indemnification provided for in this Section VI is unavailable in whole or in part (other than for failure to provide timely notice) to hold harmless an indemnified party under Section VI(a) or Section VI(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Section VI(a) or Section VI(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the particular installment or installments of Bonds associated with such indemnification or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the particular installment or installments

17

of Bonds associated with such indemnification (before deducting expenses) received by the Company bear to the total commissions or discounts received by the Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this Section VI(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section VI(d). Notwithstanding the provisions of this Section VI(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which such installment or installments of Bonds sold by it were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or other conduct described in Section VI(b) above. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agent’s obligation in this Section VI(d) to contribute is several in proportion to its respective purchase obligation and not joint. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) The obligations of any indemnifying party under this Section VI shall be in addition to any liability which such party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, which controls such indemnified party within the meaning of the Securities Act of 1933, as amended, and to each employee, officer, and director of the indemnified party.
VII. Termination; Survival of Certain Representations and Obligations
     This Agreement may be terminated at any time by the Company or the Purchasing Agent upon the giving of five business days’ written notice of such termination to the nonterminating party. In the event of any such termination, no party shall have any liability to any other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if the time of termination is subsequent to the execution of a Terms Agreement, but prior to the Settlement Date specified therein, the Company shall have the obligation to deliver such Bond or Bonds subject to such Terms Agreement.
     Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Bonds to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Bonds that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately

18

upon notice to the Company, at any time prior to the Settlement Date relating thereto, if there shall have occurred any:
     (A) change, or any development involving a prospective change, which, in the judgment of the Purchasing Agent or such requesting Agent, materially impairs the investment quality of the Bonds, including, but, not limited to, any change in or affecting particularly the business or properties of the Company; or
     (B) suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company in the Federal Reserve book-entry system; or
     (C) banking moratorium declared by Federal or New York authorities; or
     (D) outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Purchasing Agent or such requesting Agent, the effect of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical to proceed with completion of the sale of and payment for the Bonds.
     If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c) and (d), Section VI, and the first item of Section XII shall survive; provided, that, if the time of termination is subsequent to the execution of a Terms Agreement but prior to the Settlement Date specified therein, the provisions of Section III(a) and (b), and Section IV(b), (d), (e), and (f) shall also survive until such Settlement Date.
VIII. Notices
     Except as otherwise specifically provided herein, all statements, requests, notices, advices, and other communications hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if mailed, delivered, or sent by facsimile transmission (confirmed in writing) to you at your address or facsimile number set forth below by your signature and if to the Company shall be sufficient in all respects if mailed, delivered, or sent by facsimile transmission (confirmed in writing) to the Company at 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Senior Vice President, Treasurer/Investor Relations, facsimile number (865) 632-6673. All such notices shall be effective on receipt. Notwithstanding the foregoing, the Company may furnish copies of proposed amendments or supplements to the Offering Circular as required by Section III(b) of this Agreement by sending such amendments or supplements to you at the e-mail address set forth below your signature.

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IX. Binding Effect of Agreement
     This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors, and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
X. Governing Law
     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.
XI. Power of Attorney
     If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.
XII. Expenses
     The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, and any Permitted Free Writing and any amendment or supplement to any thereof; (ii) the preparation, issuance, and delivery of the Bonds; (iii) the fees and disbursements of the Company’s counsel and auditors and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Offering Circular, the Pricing Disclosure Material, the Pricing Supplement, and any Permitted Free Writing and any amendment or supplement to any thereof; (v) the reasonable fees and disbursements of Orrick, Herrington & Sutcliffe LLP, counsel for the Agents (including “Blue Sky” fees and disbursements, if any); (vi) if the Company lists Bonds on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the electronotes® program or the Bonds.
XIII. Counterparts
     This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
XIV. Additional Definition
     As used herein, “business day” means any day other than a Saturday, Sunday, or any day on which banking institutions are authorized or required by law or executive order to be closed in the City of New York.

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XV. Officials Not to Benefit
     No member of or delegate to Congress or Resident Commissioner and no officer, employee, special Government employee, or agent of the Company shall be admitted to any share or part of this Agreement or to any benefit that may arise therefrom, but this provision shall not be construed to extend to a corporation contracting for its general benefit; nor shall any of the Agents offer or give, directly or indirectly, to any officer, employee, special Government employee, or agent of the Company, any gift, gratuity, favor, entertainment, loan, or any other thing of some monetary value, except as provided in 5 C.F.R. part 2635.
XVI. Miscellaneous
     You agree to comply, to the extent applicable to you, with the equal opportunity clause set forth in Executive Order No. 11246 and with 41 C.F.R. part 60-1. All applicable clauses referred to in the foregoing order and regulations are incorporated herein by reference as if fully set forth.
XVII. No Fiduciary Duty
     The Company and each Selling Agent acknowledge and agree that, except to the extent expressly set forth herein, each Selling Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Bonds contemplated by this Selling Agent Agreement (including in connection with determining the terms of the offerings) and not as a fiduciary to the Company or any other person. Additionally, each Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agents shall have no responsibility or liability to the Company with respect thereto. Any review by any Selling Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Selling Agent and shall not be on behalf of the Company or any other person.

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     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

TENNESSEE VALLEY AUTHORITY

By:	/s/ John M. Hoskins
	Name:	John M. Hoskins
	Title:	Senior Vice President, Treasurer/Investor Relations

Confirmed and accepted
as of the date first above written:
A.G. EDWARDS & SONS, INC.

By:	/s/ Joyce Opinsky
Name: Joyce Opinsky
Title: Vice President
One North Jefferson
St. Louis, Missouri 63103
Attention: Joyce Opinsky
Facsimile: 314-955-7341
E-Mail: joyce.opinsky@agedwards.com

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director
388 Greenwich Street
New York, New York 10013
Facsimile: 646-291-5209
E-Mail: jack.d.mcspadden@citigroup.com

EDWARD D. JONES & CO., L.P.

By:	/s/ David G. Otto
Name: David G. Otto
Title: Principal, Government & Mortgage-backed Securities
12555 Manchester Road
St. Louis, Missouri 63131
Attention: David G. Otto
Facsimile: 314-515-5214
E-Mail: dg.otto@edwardjones.com

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Joel Ross
Name: Joel Ross
Title: SVP
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117
Attention: Stephen Valadie
Facsimile: 901-435-8990
E-Mail: steve.valadie@ftnfinancial.com.

J.J.B. HILLIARD, W.L. LYONS, INC.

By:	/s/ Donald Merrifield
Name: Donald Merrifield
Title: Senior Vice President
Hilliard Lyons Center
5th Floor
P.O. Box 32760
Louisville, Kentucky 40232
Attention: Don Merrifield
Facsimile: 502-588-1215
E-Mail: dmerrifield@hilliard.com

LASALLE FINANCIAL SERVICES, INC.

By:	/s/ Melissa Toth
Name: Melissa Toth
327 Plaza Real, Suite 225
Boca Raton, Florida 33432
Facsimile: 561-361-1243

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Brant Meleski
Name: Brant Meleski
Title: Director
4 World Financial Center, Floor 26
New York, New York 10080
Attention: Brant Meleski
Facsimile: 212-449-7938
E-Mail: brant_meleski@ml.com

MORGAN STANLEY & CO. INCORPORATED
By: /s/ Michael Fusco
Second Floor
1585 Broadway
New York, New York 10036
Attention: Debt Syndicate Department
Facsimile: 212-507-2404

WACHOVIA SECURITIES, LLC

By:	/s/ George Curci
Name: George Curci
Title: Senior Vice President
Wachovia Securities, LLC
901 East Byrd Street
3rd Floor
Richmond, VA 23219
Attention: George Curci
Facsimile: 804-868-2298
E-Mail: george.curci@wachoviasec.com

EXHIBIT A
Power Bonds
TENNESSEE VALLEY AUTHORITY
DEALER AGENT PROGRAM
Unless agreed to otherwise by the Company and the Purchasing Agent the following Concessions are payable as a percentage of the initial offering price to public of each Bond sold to or through the Purchasing Agent.

1 year	0.200%
2 years	0.400%
3 years	0.625%
4 years	1.000%
5 years	1.000%
7 years	1.250%
10 years	1.500%
13 years	2.000%
15 years	2.000%
more than 15 years	2.000%

EXHIBIT A-1

EXHIBIT B
TENNESSEE VALLEY AUTHORITY
electronotes®
$3,000,000,000
MAXIMUM AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
TENNESSEE VALLEY AUTHORITY POWER BONDS WITH MATURITIES OF ONE
YEAR TO THIRTY YEARS FROM DATE OF ISSUE
ADMINISTRATIVE PROCEDURES
     Power Bonds With Maturities of One Year to Thirty Years from Date of Issue (the “Bonds”) are offered from time to time by the Tennessee Valley Authority (the “Company”). The Bonds will be offered by LaSalle Financial Services, Inc. (the “Purchasing Agent”), and A.G. Edwards & Sons, Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., First Tennessee Bank National Association, J.J.B. Hilliard, W.L. Lyons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and Wachovia Securities, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of June 1, 2006 (as may be amended from time to time, the “Selling Agent Agreement”), and if the Bonds are to be purchased by the Purchasing Agent as principal for resale to others, one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). Pursuant to the Selling Agent Agreement, the Agents have agreed to use their reasonable best efforts to solicit offers to purchase Bonds. Any Bonds purchased by the Purchasing Agent pursuant to a Terms Agreement will be resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached hereto as Exhibit E. The Bonds have not been, and will not be, registered with the Securities and Exchange Commission (the “Commission”). JPMorgan Chase Bank, N.A., will act as paying agent (the “Paying Agent”) under an Issuing and Paying Agency Agreement, dated as of April 12, 2001, as amended on November 14, 2002, and as of June 1, 2006, between the Company and the Paying Agent (as hereafter amended or supplemented from time to time, the “Paying Agency Agreement”) covering the Bonds.
     The Bonds will be issued in book-entry form (each, a “Book-Entry Note”) and represented by a fully registered master global note certificate without coupons (a “Master Note”) held by the Paying Agent, as agent for The Depository Trust Company (“DTC”) and

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recorded in the book-entry system maintained by DTC1. Each Book-Entry Note will have the annual interest rate (which will not exceed the maximum rate of interest approved by the Secretary of the Treasury (the “Maximum Rate of Interest”)), maturity, and other terms set forth in the relevant Pricing Supplement or Permitted Free Writing (each as defined in the Selling Agent Agreement). Owners of beneficial interests in a Book-Entry Note will be entitled to physical delivery of Bonds issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Offering Circular. Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, accountable document control, and record keeping responsibilities will be handled by the Company or by an agent of the Company.
     Book-Entry Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Bonds, the Resolutions, the Selling Agent Agreement, or the Offering Circular, the relevant provisions of the Bonds, the Resolutions, the Selling Agent Agreement, and the Offering Circular shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement.
Administrative Procedures for Bonds
     In connection with the qualification of Bonds for eligibility in the book-entry system maintained by DTC, the Paying Agent will perform the custodial, document control, and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Paying Agent to DTC, dated April 12, 2001, and a Medium-Term Note Certificate Agreement between the Paying Agent and DTC (the “Certificate Agreement”), dated December 2, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below apply only to Bonds that are held in the book-entry system maintained by DTC and may be modified in compliance with DTC’s then applicable procedures and upon agreement by the Company and the Purchasing Agent. The Paying Agent will be promptly notified of any modifications to the procedures set forth below.

Maturities:	Each Book-Entry Note will mature on a date (the “Maturity Date”) one year to thirty years from the date of issuance by the Company of such Book-Entry Note. Book-Entry Notes may be issued with any maturity selected by the Company. “Maturity” when used with respect to any Book-Entry Note means the date on which the outstanding principal amount of such Book-Entry

[1]	The original master note was executed and authenticated by TVA as of April 12, 2001, a second master note was executed and authenticated by TVA as of November 14, 2002, and a third master note was executed and authenticated by TVA as of June 1, 2006. Upon repayment in full of all amounts due on the electronotes® issued prior to the date hereof and evidenced by the original master note or the second master note, such master note will be cancelled and returned to the Company or disposed of in accordance with the Paying Agent’s customary procedures. All electronotes® hereinafter issued will be represented by the third master note. Notwithstanding anything herein to the contrary, the principal amount of electronotes® outstanding under the third master note, together with the principal amounts then outstanding under the original master note and the second master note, may not at any time exceed $3,000,000,000.

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Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by redemption, repayment or otherwise.

Issuance:	The Book-Entry Notes will be represented by a Master Note. Each Master Note will be dated and issued as of the date of its countersignature by the Paying Agent.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Book-Entry Notes. The Company will provide DTC and the Paying Agent with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure “B.” DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Book-Entry Notes and will provide the Paying Agent and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, each Master Note will be issued only in fully registered form without coupons. Each Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the bond register maintained under the Paying Agency Agreement by the Paying Agent. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC. So long as Cede & Co. is the registered owner of a Master Note, DTC will be considered the sole owner and holder of the Book-Entry Notes represented by the Master Note for all purposes under the Resolutions.

Transfers:	Transfers of interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in

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certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Denominations:	Book-Entry Notes will be issued in denominations of $1,000 or more (in multiples of $1,000).

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement or Permitted Free Writing, each Book-Entry Note will be issued at the percentage of principal amount specified in the Offering Circular relating to such Book-Entry Note.

Interest:	Each Book-Entry Note will bear interest at a fixed rate, which may be zero during all or any part of the term in the case of certain Book-Entry Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. The rate of interest on any Book-Entry Note may not exceed the Maximum Rate of Interest which on the date of the Selling Agency Agreement is 9%. Interest on each Book-Entry Note will accrue from the Issue Date of such Book-Entry Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Book-Entry Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Book-Entry Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium, or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Each Book-Entry Note will bear interest from and including its Issue Date at the rate per annum set forth in the applicable Pricing Supplement or Permitted Free Writing until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement or Permitted Free Writing, interest on each Book-Entry Note (other than a Zero-Coupon Bond) will be payable either monthly, quarterly, semiannually, or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Book-Entry Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Book-Entry Note is registered at the close of

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business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Book-Entry Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement or Permitted Free Writing, any interest on the Book-Entry Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly issued Book-Entry Notes are subject to change without notice by the Company from time to time, but no such change will affect any Book-Entry Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates for a Book-Entry Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Book-Entry Note is issued. In the case of a Book-Entry Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Book-Entry Note is issued. In the case of a Book-Entry Note that provides for semiannual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Book-Entry Note is issued. In the case of a Book-Entry Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Book-Entry Note is issued.

Each payment of interest on a Book-Entry Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid

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(or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Unless otherwise specified in the applicable Pricing Supplement or Permitted Free Writing, interest on the Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement or Permitted Free Writing, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law or executive order to be closed in the City of New York.

Payments of Principal and Interest:	Promptly after each Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for any Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on the Maturity Date:	On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on any Book-Entry Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Paying Agent, the Company, and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to such Book-Entry Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due on such Maturity Date, at

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the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date.

Manner of Payment:	The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in immediately available funds on such date. The Company will make such payment on such Book-Entry Notes by instructing the Paying Agent to withdraw funds from an account maintained by the Company by wire transfer as agreed with the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 11:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Paying Agent will make payment to DTC in accordance with existing arrangements between DTC and the Paying Agent, in funds available for immediate use by DTC, each payment of interest, principal, and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Paying Agent will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

Withholding Taxes:	The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC, or other person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates (which will not exceed the Maximum Rate of Interest) to be borne by Book-Entry Notes that may be sold as a

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result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting” and the day on which such interest rates are set to be referred to herein as the “Posting Day”), or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Company will assign a separate CUSIP number for each tranche of Book-Entry Notes to be posted, and will so advise and notify the Paying Agent and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Book-Entry Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selling Group members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each Book-Entry Note that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Book-Entry Notes accordingly.

Purchase of Book-Entry Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute, and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each Book-Entry Note that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Book-Entry Notes will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Book-Entry Notes and may reject any such order in whole or in part; provided that the Company may not accept orders to purchase Book-Entry Notes which bear interest at a rate above the Maximum Rate of Interest. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Book-Entry Notes received by it, other than those rejected by it in whole or in

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part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Book-Entry Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent (substantially in the form attached to the Selling Agent Agreement as Exhibit C), the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Book-Entry Notes has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Preparation of Pricing Supplement or Permitted Free Writing:	The Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) or a Permitted Free Writing (in the form to be attached to the Terms Agreement), in either case reflecting the terms of such Book-Entry Note, and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent, on or as soon as reasonably practicable after the Posting Day but in no event later than 12:00 p.m. on the Trade Day, and one copy to the Paying Agent. The Purchasing Agent will cause an Offering Circular (together with the Pricing Supplement or Permitted Free Writing) to be delivered to each of the other Agents and Selling Group members that purchased such Book-Entry Notes, and each of these, in turn, will, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, cause to be delivered a copy of the Offering Circular (together with the Pricing Supplement or Permitted Free Writing) to each purchaser of Book-Entry Notes from such Agent or Selling Group member. The Agents and the Selling Group members will not deliver a confirmation for sale to any prospective purchaser until it has delivered the Offering Circular (together with the Pricing Supplement or Permitted Free Writing) as required by the immediately preceding sentence.

In each instance that a Pricing Supplement or Permitted Free Writing is prepared, the Agents or Selling Group members will affix the Pricing Supplement or Permitted Free Writing to the Offering Circular prior to their use if the Pricing Supplement or Permitted Free Writing is not already affixed thereto.

Delivery of Confirmation and Offering Circular:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents and Selling Group members will deliver an Offering Circular (together with the Pricing

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Supplement or Permitted Free Writing) as herein described with respect to each Book-Entry Note sold by it.

For each Book-Entry Note sold by an Agent or Selling Group member, the Agent or Selling Group member who sold such Book-Entry Note will issue a confirmation to the purchaser, setting forth the terms of such Book-Entry Note and other applicable details described above and delivery and payment instructions. In addition, the Agent or Selling Group member who sold such Book-Entry Note will deliver to such purchaser the Offering Circular (together with the Pricing Supplement or Permitted Free Writing) in relation to such Book-Entry Note as soon as reasonably practicable after the Company provides a copy of such Offering Circular (together with the Pricing Supplement or Permitted Free Writing) to the Purchasing Agent but in no event later than the delivery of the confirmation of sale.

Settlement:	The receipt of immediately available funds by the Company in payment for Book-Entry Notes and the issuance of the Book-Entry Notes shall constitute “Settlement” with respect to such Book-Entry Notes. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the Purchasing Agent agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, that in all cases the Company will notify the Paying Agent on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of a Book-Entry Note by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Book-Entry Note purchased by the Purchasing Agent, as principal, shall be as follows:
A.	The Purchasing Agent will communicate the following details of the terms of the offer with respect to each Book-Entry Note to be issued (the “Bond Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:
1.	Principal amount of the offer;

2.	Interest Rate;

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3.	Interest Payment Dates;

4.	Settlement Date;

5.	Maturity Date;

6.	Purchase Price;

7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Book-Entry Note is redeemable by the Company, such of the following as are applicable:
(i)	The date on and after which such Book-Entry Note may be redeemed (the “Redemption Commencement Date”),

(ii)	Initial redemption price (% of par), and

(iii)	Amount (% of par) that the initial redemption price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;
11.	Whether the Book-Entry Note has the Survivor’s Option and the terms of any other repayment provision;

12.	If a discount bond, the total amount of original issue discount, the yield to maturity, and the initial accrual period of original issue discount;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Security.
B.	The Company will confirm the previously assigned CUSIP number to the Book-Entry Note and then advise the Paying Agent and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement

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Procedure “A” above and the assigned CUSIP number. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Paying Agent and the Agents that (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Book-Entry Note, and the Master Note representing such Book-Entry Note, will conform with the terms of the Resolutions; and (iii) upon delivery of the Book-Entry Note, the aggregate principal amount of all Bonds issued under the Resolutions will not exceed the aggregate principal amount of Bonds authorized for issuance at such time by the Company.

C.	The Paying Agent will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System a pending deposit message specifying the following Settlement information:
1.	The information received in accordance with Settlement Procedure “A.”

2.	The numbers of the participant accounts maintained by DTC on behalf of the Paying Agent and the Purchasing Agent.

3.	The initial Interest Payment Date for such Book-Entry Note and, if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Paying Agent).

4.	The CUSIP number of such Book-Entry Note.

5.	The frequency of interest.
D.	DTC will credit such Book-Entry Note to the participant account of the Paying Agent maintained by DTC.

E.	The Paying Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Paying Agent’s participant account and credit such Book-Entry Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Paying Agent maintained by DTC, in an amount

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equal to the price of such Book-Entry Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Paying Agent to DTC that (a) the Master Note representing such Book-Entry Note has been issued and authenticated, and (b) the Paying Agent is holding the Master Note representing such Book-Entry Note pursuant to the Certificate Agreement.

F.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Purchasing Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants to whom such Book-Entry Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Book-Entry Note so credited to their accounts.

G.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “E” and “F” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

H.	The Paying Agent, upon confirming receipt of such funds, will credit to an account of the Company funds available for immediate use in an amount equal to the amount credited to the Paying Agent’s DTC participant account in accordance with Settlement Procedure “E.”

I.	The Purchasing Agent will confirm the purchase of each Book-Entry Note to the purchaser thereof either by transmitting to the Participant to whose account such Book-Entry Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases, the Offering Circular (together with the Pricing Supplement or Permitted Free Writing) must be delivered as soon as reasonably practicable after the Company provides a copy of such Offering Circular (together with the Pricing Supplement or Permitted Free Writing) to the Purchasing Agent but in no event later than the delivery of such confirmation.

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J.	Upon request, the Paying Agent will as soon as practicable send to the Company a statement setting forth the principal amount of Book-Entry Notes outstanding as of the date of such request under the Resolutions and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders of which the Company has advised the Paying Agent but which have not yet been settled.

Settlement Procedures	For Book-Entry Notes solicited by the Purchasing Agent or Agent and accepted by the Company, Settlement Procedures “A” through “J” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Timetable:	Settlement Procedure	Time

	A	4:00 p.m. on the Trade Day.
	B	5:00 p.m. on the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	11:00 a.m. on the Settlement Date.
	E-F	2:00 p.m. on the Settlement Date.
	G	2:45 p.m. on the Settlement Date.
	H	3:00 p.m. on the Settlement Date.
	I	5:00 p.m. on the Settlement Date.
	J	At the request of the Company.

In the event of a purchase of Book-Entry Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth above, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

NOTE: The Offering Circular (together with the Pricing Supplement or Permitted Free Writing) must be delivered as soon as reasonably practicable after the Company provides a copy of such Offering Circular (together with the Pricing Supplement or Permitted Free Writing) to the Purchasing Agent but in no event later than the delivery of the written confirmation given to the customer (Settlement Procedure “I”). Settlement Procedure “G” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Book-Entry Note is rescheduled or cancelled,

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the Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “E,” the Paying Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Paying Agent maintained at DTC. DTC will process the withdrawal message; provided, that, such participant account contains Book-Entry Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Book-Entry Notes to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes identified by a single CUSIP number, the CUSIP number assigned to such Book-Entry Notes shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants may enter a SDFS deliver order through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedure “F.”

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Book-Entry Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties, and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that

EXHIBIT B-15

solicitation of offers to purchase may be resumed.

In the event that at the time the Company suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Paying Agent whether such orders may be settled and whether copies of the Offering Circular (together with the Pricing Supplement or Permitted Free Writing) as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Offering Circular (together with the Pricing Supplement or Permitted Free Writing) may not be so delivered.

If the Company decides to amend or supplement the Offering Circular (or any Pricing Supplement or Permitted Free Writing), it will promptly advise the Agents and furnish the Agents and the Paying Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. The Company will provide the Agents and the Paying Agent with copies of any such supplement.

Paying Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Paying Agent to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Paying Agent to either the Company or the Agents shall be made only to the extent that funds are provided to the Paying Agent for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Book-Entry Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT B-16

EXHIBIT C
TENNESSEE VALLEY AUTHORITY
electronotes®
TERMS AGREEMENT
                     ___, 200_
Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, Tennessee 37902
The undersigned agrees to purchase the following aggregate principal amount of Book-Entry Notes:

$

The terms of such Book-Entry Notes shall be as follows:

CUSIP Number:
Interest Rate:	%
Maturity Date:
Price to Public:
Agent’s Concession:	%
Settlement Date, Time, and Place:
Survivor’s Option:
Interest Payment Dates:
Optional Redemption, if any:
Initial Redemption Date:
Redemption Price:	Initially % of Principal Amount and declining % of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

EXHIBIT C-1

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

LASALLE FINANCIAL SERVICES, INC.

By:
Name:
Title:
ACCEPTED:
TENNESSEE VALLEY AUTHORITY

By:
Name:
Title:

EXHIBIT C-2

EXHIBIT D
[Form of Pricing Supplement]
Tennessee Valley Authority

electronotes®
Tennessee Valley Authority Power Bonds
With Maturities of 12 Months or More from Date of Issue

Pricing Supplement No.				Trade Date:
To Offering Circular Supplement dated , 200_				Issue Date:
and Offering Circular dated June 1, 2006
	Stated	Maturity	Price to	Discounts &			Survivor’s			Proceeds
CUSIP	Interest Rate[1]	Date	Public[2]	Commissions	Interest Payment		Option		Subject to Redemption or Repayment	TVA
First
					Frequency	Payment		Yes/No	Date and terms of redemption or repayment

Original Issue Discount Note:		Total Amount of OID:
Yes	No

1	The interest rates on the TVA electronotes® may be changed by TVA from time to time, but any such change will not affect the interest rate on any TVA electronotes ® offered prior to the effective date of the change.

2	Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.
EXHIBIT D-1

EXHIBIT E
Form of Master Selected Dealer Agreement

Name of Broker-Dealer

Address:

Dear Selected Dealer:
          In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.
          1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein LaSalle Financial Services, Inc. (“LFS”) (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.
          2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be
EXHIBIT E-1

subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Time of Sale Information (as defined below) and, in the case of an Offering described in Section 3(b) hereof, an offering circular. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to LaSalle Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 (Telecopy: (561) 416-6180). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day’s prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of LaSalle Financial Services, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.
          3. Representations, Warranties and Agreements.
          (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms should have the following meaning. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by the issuer in connection with the Offering of the Securities that has been filed with the Securities & Exchange Commission (the “Commission”) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you by LFS. “Time of Sale Information ” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, relating to the Offering of Securities. In connection with any Registered Offering, we shall provide you with, or otherwise make available (electronically or by other means), such number of copies of the Time of Sale Information and of the Prospectus (other than in each case information incorporated by reference therein) as you may reasonably request for the purposes contemplated by the Securities
EXHIBIT E-2

Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder. You represent and warrant that you are familiar with Rule 173 under the Securities Act and agree that you will comply therewith. You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities, (including without limitation any free writing prospectus and any information furnished by any issuer of the Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than: (a) any Preliminary Prospectus or Prospectus; (b) any Permitted Free Writing Prospectus; or (c) any communications that comply with Rule 134 or Rule 135 of the Securities Act. You represent that the Time of Sale Information has been conveyed to each person to whom you sell or deliver Securities prior to entering into a contract of sale with such person. You agree to make a record of your distribution of the Time of Sale Information related to each Offering. When furnished with copies of any revised Preliminary Prospectus or Permitted Free Writing Prospectus or a new Permitted Free Writing Prospectus revising or supplementing the terms of the Preliminary Prospectus or a previous Permitted Free Writing Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus or Permitted Free Writing Prospectus prior to entering into any contract of sale with such person. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the Time of Sale Information in connection with the sale of such Securities.
          (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of “exempted securities” as defined in Section 3(a)(12) of the Exchange Act (an “Exempted Securities Offering”), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.
          (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the
EXHIBIT E-3

public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the NASD, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.
          (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3 (c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.
          (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the NASD, (ii) a foreign bank, broker-dealer or institution not eligible for membership in the NASD which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the NASD’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.
          You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply
EXHIBIT E-4

with the provisions of Rule 2740 of the Conduct Rules of the NASD, (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.
          You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.
          (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers (including you), or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.
          (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.
          (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering, including but not limited to NASD Rule 2310, New York Stock Exchange Rule 405, NASD Notice
EXHIBIT E-5

– to- Members 03-71 and any other laws, rules or regulations regarding suitability or diligence of accounts. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.
          (i) Registration of the Securities. You are aware that no action has been or will be taken by the issuer of the Securities that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, other than registering the Securities under the Securities Act in the case of a Registered Offering. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell, or deliver Securities or have in your possession or distribute the Prospectus or any other offering material relating to the Securities, and you will obtain any consent, approval or permission required by you for the purchase, offer, or sale by you of the Securities under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer, or sale. Neither the issuer of the Securities nor LFS or any Selected Dealers or Underwriters shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals, or permissions. You further agree that you will take no action that will impose any obligations on the issuer of the Securities, LFS, or any Selected Dealers or Underwriters. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. In the case of an Exempted Securities Offering, all references to “Prospectus” in this section shall be interpreted to mean “offering circular.”
          (j) Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the Federal Securities laws (including, but not limited to, Release 33-7856 (May 4, 2000) and Release 33-7233 (October 6, 1995)) and the NASD Notice-to-Members 98-3 (January 1998) concerning delivery of documents by broker dealers through electronic media. You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to investors in connection with a Registered Offering.
          (k) Structured Products. You agree that you are familiar with NASD Notice-to-Members 05-59 concerning NASD members’ obligations when selling structured products and, to the extent it is applicable to you, you agree to comply with the requirements therein.
EXHIBIT E-6

          (l) New Products You agree to comply with NASD Notice-to-Members 05-26 recommending best practices for reviewing new products (which agreement shall also be for the benefit of any issuer of the Securities).
          (m) U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.
          (n) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.
          4. Indemnification. You agree to indemnify and hold harmless LFS, the issuer of the Securities and any Underwriter and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) LFS or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, “Losses”) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.
          If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying
EXHIBIT E-7

party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf its officers or directors or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.
          5. Termination, Supplements and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supercedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated by Written Communication from you to LFS or from LFS to you. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date you received such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.
          6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.
          7. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.
          8. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
          Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and
EXHIBIT E-8

conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) acknowledgment that you have requested and received from us sufficient copies of the Time of Sale Information and prospectus or final offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

LaSalle Financial Services, Inc.

By:	/s/ Melissa Toth
Name: Melissa Toth
Title: First Vice President

CONFIRMED: , 20__

(NAME OF BROKER-DEALER)

By:
Name:
Title:
EXHIBIT E-9